Exhibit 10.32

[English Summary]

Mountain and Forest Land Lease Contract

Lessor/Party A: Bengbu City Lilou Town Caoxiang Village Committee
Lessee/Party B: Anhui Xingguang Investment Group Ltd.

Lease:
Party A agreed to lease the mountains land of approximately 800 mu to Party B. Party B cannot sublease to third party.

Term:
50 years from July 18, 2008 to July 18, 2058.

Rent and Payment:
(1)
First 10 years from July 2008 to July 2018: the rent is 32,000 RMB each year for a total of 320,000 RMB for this period. Party B shall pay the rent in three installments: 96,000 RMB by July 2008, 96,000 RMB by July 2011 and 128,000 RMB by July 2014.

(2)
Second 10 years from July 2018 to July 2028: the rent is 37,000 RMB each year for a total of 370,000 RMB for this period. Party B shall pay the rent in three installments: 111,000 RMB by July 2018, 111,000 RMB by July 2021 and 148,000 RMB by July 2024.

(3)
Third 10 years from July 2028 to July 2038: the rent is 42,000 RMB each year for a total of 420,000 RMB for this period. Party B shall pay the rent in three installments: 126,000 RMB by July 2028, 126,000 RMB by July 2031 and 168,000 RMB by July 2034.

(4)
Fourth 10 years from July 2038 to July 2048: the rent is 47,000 RMB each year for a total of 470,000 RMB for this period. Party B shall pay the rent in three installments: 141,000 RMB by July 2038, 141,000 RMB by July 2041 and 188,000 RMB by July 2044.

(5)
Fifth 10 years from July 2048 to July 2058: the rent is 52,000 RMB each year for a total of 520,000 RMB for this period. Party B shall pay the rent in three installments: 156,000 RMB by July 2048, 156,000 RMB by July 2051 and 208,000 RMB by July 2054.

Restrictions:
Party B may conduct operations within the policies of the government. Party A shall assist Party B to obtain approval from relevant governmental agencies if Party B needs to construct houses (including roads) and other facilities.
Party B shall conduct operations according to its project plan. Party A can terminate this Agreement if Party B does not operate according to the project plan and if it is not able to operate within three months of prior written notice from Party A.
Party B shall invest not less than 5 million RMB to the project in the first two years.

Termination:
(1) Party A may terminate this Agreement if Party B cannot make payment of the rent on time and if Party B still not able to make payment within one month of written notice from Party A.
(2) This Agreement shall be terminated automatically and unconditionally in case of the expropriation of government planning and public construction needs of the mountain forest land. Party B shall be entitled to compensation of all its assets and possible benefits from expropriation party. Compensation of the mountain and forest land shall belong to Party A.
(3) Party A cannot reclaim the rental of land stipulated in this Agreement. If Party A terminates the Agreement other than described in this Agreement, Party A shall compensate to Party B all its economic losses resulting from termination of the Agreement.

Renewal:
Party A and B may negotiate renewal of the Agreement within 6 months of the expiration of the Agreement. If there is new lessee, Party B is entitled to the appreciation value of its invested assets, real estates and ground attachments on the mountain and forest lands, from the new lessee.

Breach of Contract:
Defaulting party shall pay liquidated damages of 10,000 RMB to the other party and compensate any economic losses to the other party. Observant party may terminate the Agreement unilaterally.

Dispute:
If there is any dispute between the parties, both parties shall resolve the dispute through compromise settlement. If the parties cannot reach the settlement, then either party can resolve the dispute by the court of competent jurisdiction.

Date of the Agreement:
July 17, 2008

Supplement

Lessor/Party A: Bengbu City Lilou Town Caoxiang Village Committee
Lessee/Party B: Anhui Xingguang Investment Group Ltd.

Both parties agreement to amend the previous signed Mountain and Forest Land Lease Contract as follows:

Lease:
Party A agreed to lease the mountains land of approximately 500 mu to Party B. Party B cannot sublease to third party.

Rent and Payment:
(1)
First 10 years from July 2008 to July 2018: the rent is 20,000 RMB each year for a total of 200,000 RMB for this period. Party B shall pay the rent in three installments: 60,000 RMB by July 2008, 60,000 RMB by July 2011 and 80,000 RMB by July 2014.

(2)
Second 10 years from July 2018 to July 2028: the rent is 23,000 RMB each year for a total of 230,000 RMB for this period. Party B shall pay the rent in three installments: 69,000 RMB by July 2018, 69,000 RMB by July 2021 and 92,000 RMB by July 2024.

(3)
Third 10 years from July 2028 to July 2038: the rent is 26,000 RMB each year for a total of 260,000 RMB for this period. Party B shall pay the rent in three installments: 78,000 RMB by July 2028, 78,000 RMB by July 2031 and 104,000 RMB by July 2034.

(4)
Fourth 10 years from July 2038 to July 2048: the rent is 29,000 RMB each year for a total of 290,000 RMB for this period. Party B shall pay the rent in three installments: 87,000 RMB by July 2038, 87,000 RMB by July 2041 and 116,000 RMB by July 2044.

(5)
Fifth 10 years from July 2048 to July 2058: the rent is 32,000 RMB each year for a total of 320,000 RMB for this period. Party B shall pay the rent in three installments: 96,000 RMB by July 2048, 96,000 RMB by July 2051 and 128,000 RMB by July 2054.

Date of the Agreement:
July 19, 2008